SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT

                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):    June 1, 1994



                  INTERNATIONAL MULTIFOODS CORPORATION
         (Exact name of registrant as specified in its charter)




 Delaware                          1-6699            41-0871880
(State or other jurisdiction      (Commission       (I.R.S. Employer
 of incorporation)                 File Number)      Identification No.)


 33 South Sixth Street, Minneapolis, Minnesota                    55402
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:        (612) 340-3300


 Not applicable
(Former name or former address, if changed since last report)





Item 2.     Acquisition or Disposition of Assets.

     On June 1, 1994, pursuant to a Stock Purchase Agreement dated as of March 17, 1994, International Multifoods Corporation (the "Company") sold all of the issued and outstanding shares of International Multifoods Foodservice Corp., a Delaware corporation and wholly-owned subsidiary of the Company, to Doskocil Companies Incorporated for an aggregate cash purchase price of $135,944,000, which includes $172,000 of debt assumed by Doskocil Companies Incorporated. The purchase price of the shares was arrived at by negotiation between the Company and Doskocil Companies Incorporated. The business sold by the Company pursuant to the Stock Purchase Agreement consisted of the Company's Frozen Specialty Foods business and included six processing facilities and one distribution facility.


Item 7.     Financial Statements and Exhibits.

      (a)   Not applicable.

      (b) Pro forma financial information reflecting the disposition of the Company's Frozen Specialty Foods business, as described above in Item 2.

      (c)   Exhibits.

            2.1   Stock Purchase Agreement between International
                  Multifoods Corporation (Seller) and Doskocil Companies Incorporated (Buyer) dated as of March 17, 1994.





                INTERNATIONAL MULTIFOODS CORPORATION
               Introduction to Pro Forma Consolidated
             Condensed Financial Information (Unaudited)



     As described in Item 2, on June 1, 1994, the Company completed the sale of its Frozen Specialty Foods business.

     As discussed in Note 20 of the Company's Annual Report on Form 10-K for the year ended February 28, 1994, the Company signed an agreement in March 1994 to sell its Meats business. The Company recognized a charge of $22.5 million in the fourth quarter of fiscal year 1994 on the write-down of the Meats business net assets to expected realizable value. The sale of the Meats business was completed on May 2, 1994.

     The following unaudited pro forma financial statements reflect the impact of the transactions described above, in the manner described in the accompanying notes, to the historical statement of operations for the year ended February 28, 1994 and the balance sheet as of February 28, 1994. For purposes of reporting pro forma results of operations, it is assumed these businesses were sold on March 1, 1993. For purposes of reporting the pro forma balance sheet, it is assumed these businesses were sold on February 28, 1994.

     The sale of the Frozen Specialty Foods business will result in a net gain which will be reflected in the Company's results of operations in the quarter ended August 31, 1994.

     The pro forma financial information is not intended to reflect the results of operations or financial position of the Company which actually would have resulted had these transactions occurred on the assumed dates.

     The pro forma financial information should be read in conjunction with the accompanying notes which follow and the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended February 28, 1994.


              International Multifoods Corporation and Subsidiaries
                  Pro Forma Consolidated Condensed Balance Sheet
                               February 28, 1994
                                  (Unaudited)

                                 (in thousands)


                                                         Pro Forma
                                                 -------------------------
                                                 Adjust-
                                Historical(a)    ments(b)(c)       Results
Assets
Current assets:
  Cash and equivalents            $ 10,507        $      (5)      $ 10,502
  Trade accounts receivable,
    net of allowance               146,455          (14,516)       131,939
  Inventories                      219,630          (36,177)       183,453
  Other current assets              62,698           (5,893)        56,805
       Total current assets        439,290          (56,591)       382,699

Property, plant and
  equipment, net                   245,891          (55,709)       190,182
Goodwill                            72,672          (11,062)        61,610
Other assets                        56,922          (19,456)        37,466
Total assets                      $814,775        $(142,818)      $671,957

Liabilities and Shareholders' Equity
Current liabilities:
  Notes payable                   $ 58,651        $ (45,782)      $ 12,869
  Current portion of
    long-term debt                   3,953             (405)         3,548
  Accounts payable                 150,221           (9,390)       140,831
  Other current liabilities         88,909           14,977        103,886
      Total current liabilities    301,734          (40,600)       261,134

Long-term debt, net
  of current portion               195,125         (115,018)        80,107
Other liabilities                   64,277          (14,200)        50,077
      Total liabilities            561,136         (169,818)       391,318

Redeemable preferred stock           3,635                0          3,635

Shareholders' equity               250,004           27,000        277,004

Total liabilities and
  shareholders' equity            $814,775        $(142,818)      $671,957



(a) The historical balance sheet reflects the $22.5 million pre-tax ($12.6 million after-tax) charge on the write-down of the Meats business net assets to expected realizable value.

(b) The pro forma adjustments assume that the divestitures took place on February 28, 1994. The adjustments reflect the application of proceeds, the elimination of assets transferred to and liabilities assumed by the buyers and accruals for estimated additional costs directly attributable to the divestitures. Proceeds are assumed to pay down debt obligations. However, it is anticipated that the proceeds will be reinvested for a variety of corporate purposes, including acquisitions and common stock repurchases.

(c) The pro forma adjustments reflect an assumed aggregate purchase price for the two businesses of $161.2 million, including assumption of debt by the buyers. As a result of lower aggregate net assets of the two businesses at their respective closing dates, the actual aggregate purchase price was $157.7 million.



              International Multifoods Corporation and Subsidiaries
             Pro Forma Consolidated Condensed Statement of Operations
                               February 28, 1994
                                  (Unaudited)

                     (in thousands, except per share data)


                                                         Pro Forma
                                                 -------------------------
                                                   Adjust-
                                Historical         ments(a)        Results

Net sales                      $ 2,224,710       $(259,628)    $ 1,965,082
Cost of sales                   (1,952,086)        203,527      (1,748,559)
Selling, general
  and administrative              (203,797)         46,285        (157,512)
Unusual items                      (70,007)                        (70,007)
Interest, net                      (10,685)          4,290(b)       (6,395)
Corporate                             (852)                           (852)
Losses from unconsolidated
  affiliates                       (12,187)                        (12,187)
      Loss before income taxes     (24,904)         (5,526)        (30,430)
Income taxes                        11,466           2,376          13,842
      Net loss                 $   (13,438)      $  (3,150)    $   (16,588)

Net loss per share
  of common stock              $     (0.72)      $   (0.17)    $     (0.89)


Average shares of common
  stock outstanding                 18,911                           18,911


(a) The pro forma statement of operations for the year ended February 28, 1994 assumes that both divestitures took place on March 1, 1993. Adjustments include the elimination of net sales and expenses of the businesses. The net gain on the divestiture of the Frozen Specialty Foods business has not been included. The impact on the net loss per share from the write-down of the Meats business net assets was $.67 which is included in the historical statement of operations and has not been eliminated in the pro forma results.

(b) Represents the reduction in interest expense assuming the divestitures had been consummated March 1, 1993 and the net proceeds were used to reduce U.S. debt. Proceeds were reduced by additional costs directly attributable to the transactions, including taxes.




                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  INTERNATIONAL MULTIFOODS CORPORATION


Date:   June 8, 1994           By  /s/  Duncan H. Cocroft
                                      Duncan H. Cocroft
                                      Vice President - Finance and
                                         Chief Financial Officer







                             EXHIBIT INDEX


2.1     Stock Purchase Agreement between International Multifoods
        Corporation (Seller) and Doskocil Companies Incorporated (Buyer) dated as of March 17, 1994.